Exhibit 99.2

NEWS RELEASE

DRESS BARN ANNOUNCES PARTICIPATION IN THE
ROTH CAPITAL PARTNERS NEW YORK CONFERENCE

SUFFERN, NY - SEPTEMBER 1, 2005 - The Dress Barn, Inc. (NASDAQ - DBRN) today announced that the Company will be presenting at the Roth Capital Partners New York Conference on Thursday, September 8, 2005. The conference is being held at the Westin New York at Times Square in New York City.

The presentation will be webcast live at 8:30 a.m. Eastern Time. All interested parties can listen to the live webcast at http://www.wsw.com/webcast/roth6/dbrn/.

ABOUT THE DRESS BARN, INC.

The Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of August 27, 2005, the Company operated 786 dressbarn stores in 45 states and 497 maurices stores in 39 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made not historical in nature and are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors as they relate to dressbarn’s operations that could cause actual results to differ materially from the information is readily available on our most recent report on Form 10-K/A for the year ending July 31, 2004 and Form 10-Q for the quarter ending April 30, 2005. Such factors as they relate to maurices include risks applicable to the retail apparel business in general and risks which may be applicable to maurices’ business. In addition, there are risks associated with the integration of two businesses.

CONTACT:	Armand Correia The Dress Barn, Inc. Senior Vice President & CFO (845) 369-4600